Exhibit 10.1
NRG Energy, Inc.
CEO and CFO Compensation Table for 2007

						Grants Under the Amended and Restated Long-Term Incentive Plan(1)
							Non-
		2007 Annual Incentive Plan				Restricted	Qualified
Name and	2007 Base	Design				Stock	Stock	Performance
Title	Salary	Target		Maximum		Units (4)	Options(5)	Units(6)
David Crane, President and Chief Executive Officer	$1,000,000	100	%(2)	200	%(2)	13,600	110,400	26,400
Robert C. Flexon, Executive Vice President and Chief Financial Officer	$550,000	75	%(3)	150	%(3)	3,600	29,500	7,100

(1)	The grant date for each award will be January 2, 2007.

(2)	For fiscal 2007, Mr. Crane’s target incentive for annual incentive compensation will be 100% of base salary with a maximum opportunity of 200% of base salary. Incentive components for Mr. Crane include targets based on NRG’s free cash flow and EBITDA in 2007, as well other relevant operating performance objectives.

(3)	For fiscal 2007, Mr. Flexon’s target incentive for annual incentive compensation will be 75% of base salary with a maximum opportunity of 150% of base salary. Incentive components for Mr. Flexon include targets based on NRG’s free cash flow and EBITDA in 2007, as well as other relevant operating performance objectives.

(4)	Each Restricted Stock Unit (“RSU”) is equivalent to one share of NRG’s common stock, par value $0.01. Messrs. Crane and Flexon will receive from NRG one such share of common stock for each RSU on January 2, 2010.

(5)	Non-Qualified Stock Options will vest and become exercisable as follows: 33 1/3% on January 2, 2008, 33 1/3% on January 2, 2009 and 33 1/3% on January 2, 2010. Stock options will expire six years from the date of grant.

(6)	Messrs. Crane and Flexon will be issued Performance Units (“PU’s”) by NRG under its Amended and Restated Long-Term Incentive Plan on January 2, 2007. Each PU represents the right to receive NRG common stock on January 2, 2010 if the average closing price of NRG’s common stock for the ten trading days prior to January 2, 2010 (the “Measurement Price”) is equal to or greater than a price determined on the basis of a 12% appreciation of the closing share price on January 2, 2007 compounded annually (“cost of equity”) for each of the three years during the performance period, which is January 2, 2007 to January 2, 2010 (the “Target Price”). The payout for each PU will be equal to: (i) one share of common stock, if the Measurement Price equals the Target Price; (ii) a prorated amount in between one and two shares of common stock, if the Measurement Price is greater than the Target Price but less than a price determined on the basis of an 18% cost of equity for each of the three years during the performance period (the “Maximum Price”); and (iii) two shares of common stock, if the Measurement Price is equal to or greater than the Maximum Price.

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